AGREEMENT

    This Agreement (this “Agreement”) is made and entered into as of June 3, 2010, by and among SeaChange International, Inc. (the “Company” or “SeaChange”) and the entities and natural persons listed on Exhibit A hereto (collectively, the “Ramius Group”) (each of the Company and the Ramius Group, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS:

    WHEREAS, the Company and the Ramius Group have engaged in various discussions and communications concerning the Company’s business, financial performance and strategic plans;

    WHEREAS, the Ramius Group duly submitted a nomination letter to the Company on January 26, 2010 (the “Nomination Letter”) nominating two (2) individuals as director candidates for election to the Company’s board of directors (the “Board”) at the 2010 annual meeting of stockholders of the Company (including any adjournment or postponement thereof, the “2010 Annual Meeting”); and

    WHEREAS, the Company and the members of the Ramius Group have determined (i) that the interests of the Company and its stockholders would be best served at this time by, among other things, avoiding an election contest and the expense and disruption that may result therefrom and (ii) to come to an agreement with respect to the composition of the Board, certain matters related to the 2010 Annual Meeting and certain other matters, as provided in this Agreement.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

    1. Board Matters; Board Appointments; 2010 Annual Meeting; Committee Appointments; Replacement Directors.

       (a) Concurrent with the next regularly scheduled meeting of the Board, but in any event no later than July 15, 2010, the Company shall take all necessary actions to (i) increase the size of the Board from six (6) to eight (8) members and (ii) appoint Edward Terino and Raghu Rau to fill the vacancies on the Board created by increasing its size to eight (8) members (the “New Appointees”). Mr. Terino shall be appointed to the class of directors whose terms expire in 2010 and Mr. Rau shall be appointed to the class of directors whose terms expire in 2011.

       (b) Upon execution of this Agreement, the Ramius Group hereby withdraws its Nomination Letter for the election of two (2) directors at the 2010 Annual Meeting.

       (c) Concurrent with the next regularly scheduled meeting of the Board, but in any event no later than July 15, 2010, the Company will take all action necessary in furtherance of the appointment of at least one of the New Appointees to be a member of each committee of the Board and each committee of the Board which is created after the date of this Agreement, provided the New Appointee is otherwise qualified to serve on such committee.

       (d) The Company agrees that one of the New Appointees will be included as a member of any special committee that is established by the Board while either of the New Appointees is serving as a director of the Board, provided the New Appointee is otherwise qualified to serve on such committee.

       (e) The Company agrees that prior to the time that it mails its definitive proxy statement for the 2010 Annual Meeting, the Company shall take all necessary actions to nominate Mr. Terino for election to the Board at the 2010 Annual Meeting together with two (2) existing directors for inclusion in the Company’s slate of nominees (the “2010 Nominees”) with terms expiring at the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”).

       (f) The Company and the Ramius Group agree that the size of the Board shall remain fixed at eight (8) members until the conclusion of the Company’s 2011 annual meeting of stockholders (the “2011 Annual Meeting”).

       (g) The Company agrees that it shall provide written notice to the Ramius Group of whether the Company intends to nominate Mr. Rau, or the Rau Replacement Director (as defined below), if applicable, for election at the 2011 Annual Meeting no later than the date that is ten (10) business days prior to the deadline for a stockholder to submit nominations at the 2011 Annual Meeting in accordance with the advance notice provision set forth in the Company’s Amended and Restated Bylaws.

       (h) The Company agrees that it will recommend, support and solicit proxies for the election of Mr. Terino in the same manner as for the Company’s other 2010 Nominees who are up for election at the 2010 Annual Meeting.

       (i) The Company agrees that if Mr. Terino is unable or refuses to serve or stand for election at the 2010 Annual Meeting, or resigns as a director or is removed as a director prior to the 2013 Annual Meeting, the Ramius Group shall have the ability to recommend a substitute person(s), who will qualify as “independent” pursuant to NASDAQ listing standards, to replace Mr. Terino, subject to the approval of SeaChange’s Corporate Governance and Nominating Committee in good faith after exercising its fiduciary duties, which approval shall not be unreasonably withheld (any such replacement nominee appointed in accordance with the provisions of this clause (i) shall be referred to as the “Terino Replacement Director”). In the event the Corporate Governance and Nominating Committee does not accept a substitute person(s) recommended by the Ramius Group, the Ramius Group will have the right to recommend additional substitute persons for consideration by the Corporate Governance and Nominating Committee. Upon the acceptance of a replacement director nominee by the Corporate Governance and Nominating Committee, the Board will appoint such replacement director to the Board no later than five (5) business days after the Corporate Governance and Nominating Committee’s recommendation of such replacement director. The Terino Replacement Director shall be deemed a New Appointee for all purposes of this Agreement.

       (j) The Company agrees that if Mr. Rau is unable or refuses to serve as a director, resigns as a director or is removed as a director prior to the 2011 Annual Meeting, the Ramius Group shall have the ability to recommend a substitute person(s), who will qualify as “independent” pursuant to NASDAQ listing standards, to replace Mr. Rau, subject to the approval of SeaChange’s Corporate Governance and Nominating Committee in good faith after exercising its fiduciary duties, which approval shall not be unreasonably withheld (any such replacement nominee appointed in accordance with the provisions of this clause (j) shall be referred to as the “Rau Replacement Director”). In the event the Corporate Governance and Nominating Committee does not accept a substitute person(s) recommended by the Ramius Group, the Ramius Group will have the right to recommend additional substitute persons for consideration by the Corporate Governance and Nominating Committee. Upon the acceptance of a replacement director nominee by the Corporate Governance and Nominating Committee, the Board will appoint such replacement director to the Board no later than five (5) business days after the Corporate Governance and Nominating Committee’s recommendation of such replacement director. The Rau Replacement Director shall be deemed a New Appointee for all purposes of this Agreement.

       (k) The parties hereto acknowledge that the only matters that may be presented by the Company for consideration at the 2010 Annual Meeting include (i) the election of the 2010 Nominees, (ii) the ratification of the Company’s independent registered public accounting firm, and (iii) any proposals submitted by stockholders pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2010 Annual Meeting.

       (l) At the 2010 Annual Meeting, the Ramius Group agrees to appear in person or by proxy and vote all shares of Common Stock beneficially owned by it and its affiliates in favor of the election of the 2010 Nominees and the ratification of the Company’s independent registered public accounting firm (the “Ramius Supported Proposals”). No later than forty-eight hours prior to the 2010 Annual Meeting, the Ramius Group shall cause to be executed proxies for the Ramius Supported Proposals (in the form utilized by the Company to solicit proxies for all stockholders) so as to vote all shares of Common Stock beneficially owned by it and its affiliates in favor of the Ramius Supported Proposals. The Ramius Group shall not withdraw or modify any such proxies. From the date hereof through the 2010 Annual Meeting, neither the Company, the Ramius Group nor any member of the Ramius Group shall directly or indirectly make any statements or engage in any activities in opposition to the Ramius Supported Proposals or enter into any agreement, understanding or arrangement with the purpose or effect to cause or further any of the foregoing.

       (m) Neither the Ramius Group nor any member of the Ramius Group shall (i) nominate any person for election at the 2010 Annual Meeting or (ii) submit any proposal for consideration at, or bring any other business before, the 2010 Annual Meeting, directly or indirectly. The Ramius Group shall not enter into any agreement, understanding or arrangement with a third party with the purpose or effect to cause or further any of the foregoing or otherwise engage in any activities with the purpose or effect to cause or further any of the foregoing.

       (n) Notwithstanding anything to the contrary herein, if at any time prior to the conclusion of the 2011 Annual Meeting the Ramius Group’s aggregate beneficial ownership of Common Stock decreases to less than 3.0% of the Company’s then outstanding Common Stock, Mr. Rau (or the Rau Replacement Director) shall tender to the Company an irrevocable resignation letter in a form satisfactory to the Company, pursuant to which he shall resign from the Board and all committees thereof to which he is then a member, and the right of the Ramius Group to recommend a Rau Replacement Director to fill the vacancy caused by the resignation of Mr. Rau (or any Rau Replacement Director) pursuant to Section 1(j) shall automatically terminate. The Ramius Group has obtained the conditional resignation letter from Mr. Rau necessary to effectuate the provisions of this Section 1(n) and agrees to provide the resignation letter to the Company to the extent required by this Section 1(n).

    2. Representations and Warranties of the Company.

    The Company represents and warrants to the Ramius Group that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

    3. Representations and Warranties of the Ramius Group.

    The Ramius Group shall cause its Affiliates to comply with the terms of this Agreement. The Ramius Group represents and warrants to the Company that (a) the authorized signatory of the Ramius Group set forth on the signature page hereto has the power and authority to execute this Agreement and to bind it thereto this Agreement, (b) this Agreement has been duly authorized, executed and delivered by the Ramius Group, and is a valid and binding obligation of the Ramius Group, enforceable against the Ramius Group in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Ramius Group as currently in effect and (d) the execution, delivery and performance of this Agreement by each member of the Ramius Group does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

    4. Press Release.

    Promptly following the execution of this Agreement, the Company and the Ramius Group shall jointly issue a mutually agreeable press release (the “Mutual Press Release”) announcing the terms of this Agreement, in the form attached hereto as Exhibit B. Prior to the issuance of the Mutual Press Release, neither the Company nor the Ramius Group shall issue any press release or public announcement regarding this Agreement without the prior written consent of the other party.

    5. Specific Performance.

    Each of the members of the Ramius Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the members of the Ramius Group or any of them, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

    6. Expenses.

    The Company shall reimburse the Ramius Group for its reasonable, documented out of pocket fees and expenses (including legal expenses) incurred in connection with the matters related to the 2010 Annual Meeting and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $20,000 in the aggregate.

    7. Severability.

    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

    8. Notices.

    Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

SeaChange International, Inc.
50 Nagog Park
Acton, MA 01720
Attention: Chief Financial Officer
Facsimile: (978) 897-9590

With a copy to:

Choate, Hall & Stewart LLP
Two International Place
Boston, MA 02110
Attention: William B. Asher, Jr.
Facsimile: (617) 248-4000

If to the Ramius Group or any member of the Ramius Group:

Ramius Value and Opportunity Master Fund Ltd
c/o RCG Starboard Advisors, LLC
599 Lexington Avenue, 20th Floor
New York, New York 10022
Attention: Owen S. Littman
Telephone: (212) 201-4841
Facsimile: (212) 845-7986

With a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention: Steven Wolosky, Esq.
Facsimile: (212) 451-2222

    9. Applicable Law.

    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

    10. Counterparts. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

    11. Entire Agreement; Amendment and Waiver; Successors and Assigns.

    This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and the Ramius Group. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No party shall assign this Agreement or any rights or obligations hereunder without, with respect to any member of the Ramius Group, the prior written consent of the Company, and with respect to the Company, the prior written consent of the Ramius Group.

    12. Nondisparagement.

    Each of the Parties covenants and agrees that, for so long as either of the New Appointees or their respective Replacement Director(s) is serving as a member of the Board, neither it nor any of its respective subsidiaries, affiliates, successors, assigns, officers, key employees or directors shall in any way disparage, attempt to discredit, or otherwise call into disrepute, the other Parties or such other Parties’ subsidiaries, affiliates, successors, assigns, officers (including any current officer of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), directors (including any current director of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), employees, stockholders, agents, attorneys or representatives, or any of their products or services, in any manner that would damage the business or reputation of such other Parties, their products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, stockholders, agents, attorneys or representatives.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

SEACHANGE INTERNATIONAL, INC.

	By:	/s/ Kevin Bisson
Name: Kevin Bisson
Title: Chief Financial Officer, Treasurer,
Secretary and Senior Vice President,
Finance and Administration

THE RAMIUS GROUP:

RAMIUS VALUE AND OPPORTUNITY		RAMIUS ADVISORS, LLC
MASTER FUND LTD		By: Ramius LLC,
By: RCG Starboard Advisors, LLC,		its sole member
its investment manager
RAMIUS LLC
RAMIUS NAVIGATION MASTER FUND LTD		By: Cowen Group, Inc.,
By: Ramius Advisors, LLC,		its sole member
its investment advisor
COWEN GROUP, INC.
RCG PB, LTD
By: Ramius Advisors, LLC,		RCG HOLDINGS LLC
its investment advisor		By: C4S & Co., L.L.C.,
its managing member
RAMIUS ENTERPRISE MASTER FUND LTD
By: Ramius Advisors, LLC,		C4S & CO., L.L.C.
its investment advisor

RCG STARBOARD ADVISORS, LLC
By: Ramius LLC,
its sole member

By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
	Title:	Authorized Signatory

/s/ Owen S. Littman
OWEN S. LITTMAN
Individually and as attorney-in-fact for Peter A.
Cohen, Morgan B. Stark, Jeffrey M. Solomon
and Thomas W. Strauss,

SCHEDULE A
The Ramius Group

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
RAMIUS NAVIGATION MASTER FUND LTD
RCG PB, LTD
RAMIUS ENTERPRISE MASTER FUND LTD
RAMIUS ADVISORS, LLC
RCG STARBOARD ADVISORS, LLC
RAMIUS LLC
COWEN GROUP, INC.
RCG HOLDINGS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
THOMAS W. STRAUSS
JEFFREY M. SOLOMON

EXHIBIT B

Contact:	Jim Sheehan	Martha Schaefer
	SeaChange PR	SeaChange IR
	1-978-897-0100 x3064	1-978-897-0100 x3030
	jim.sheehan@schange.com	martha.schaefer@schange.com

SEACHANGE ANNOUNCES SETTLEMENT AGREEMENT WITH RAMIUS
Edward Terino and Raghu Rau to Be Appointed to SeaChange Board of Directors

ACTON, Mass. (June 3, 2010) – SeaChange International, Inc. (NASDAQ: SEAC), the leading provider of software and hardware solutions for video-on-demand (VOD) television, announced today that it has reached an agreement with Ramius LLC and certain of its affiliates. Under the terms of the agreement, SeaChange will increase the size of its Board of Directors from six (6) to eight (8) members, and appoint Edward Terino and Raghu Rau to its Board. SeaChange will also nominate Edward Terino for election at the 2010 Annual Meeting of Shareholders, which is scheduled for July 15, 2010. As part of the settlement agreement, Ramius has withdrawn its nomination of director candidates to SeaChange’s Board and will vote in favor of each of the Board’s nominees for election at the 2010 Annual Meeting of Shareholders.

     “We welcome open dialogue with and input from our shareholders, and are pleased to have reached this agreement with Ramius,” commented Bill Styslinger, Chairman and CEO of SeaChange. “We are delighted to add Ed and Raghu to the Board, as each will bring extensive experience and a strong track record of leadership to the SeaChange Board.”

     Styslinger added, “Our Board and management team remain committed to serving the best interests of all SeaChange shareholders. We continue to explore strategic actions with regard to our portfolio of businesses in order to deepen our focus on software while currently taking action to improve the profitability of our video server business. Our Company is committed to reaching pre-tax margins within the Software segment of 10% for the full year fiscal 2011 and 15% for the full year fiscal 2012 through R&D cost reductions and other measures within our control, and the Media Services segment is expected to continue its profitable growth. Our objective is to achieve a 15% pre-tax margin for the entire Company.”

     On behalf of Ramius, Peter Feld, Managing Director, remarked, “We are pleased to have worked constructively with SeaChange with the shared goal of enhancing value for all shareholders. We support the Company’s strategy of focusing on its core software business and its commitment to significantly improve the profitability of the Company. We are confident that the appointments of Ed Terino and Raghu Rau to the Board will strengthen SeaChange and help to create value for all shareholders.”

    The complete Agreement will be included as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Mr. Edward Terino (56)
     Mr. Terino is President of GET Advisory Services, LLC, a strategic and financial management consulting firm focused on the technology and maritime industries, which he founded in 2009. From 2005 until December 2008, Mr. Terino served as the Chief Executive Officer and Chief Financial Officer of Arlington Tankers Ltd., an international seaborne transporter of crude oil and petroleum products, where he successfully led the merger of Arlington with General Maritime Corporation in late 2008. From 1996 to 2005, Mr. Terino held Senior Vice President and Chief Financial Officer positions with several enterprise software companies including Art Technology Group, Inc., a provider of Internet-based e-commerce and customer service software focused on the Global 1000 market. Prior to Art Technology Group, Inc., Mr. Terino served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Applix, Inc., a provider of business intelligence software solutions. Mr. Terino also spent eleven years at Houghton Mifflin Company, a leading educational publisher in the U.S. in various senior financial management positions and nine years at Deloitte & Touche in its consulting services group. Mr. Terino was appointed to serve as a Director of S1 Corporation in April 2007, Phoenix Technologies Ltd. In November 2009, and Baltic Trading Limited in March 2010. Mr. Terino is Chairman of the Audit Committees and is a member of the Compensation Committees for all three companies. From October 1999 until March 2006, Mr. Terino served as a Director of EBT International Inc., which was liquidated in 2006. Mr. Terino holds a B.S. degree from Northeastern University and an MBA from Suffolk University.

Mr. Raghavendra Rau (61)
     Mr. Raghavendra (Raghu) Rau, 61, is a strategic advisor specializing in global marketing and business strategy and venture capital and market development for high-technology companies. Mr. Rau currently serves on the Marketing Advisory Board of Cleversafe, Inc., a provider of dispersed data storage technologies, and on the Strategic Advisory Board of IOCOM Integrated Communications, a provider of software and related services to companies, research labs, and government institutions. From 1992 to 2008, Mr. Rau held a number of positions with Motorola, Inc., including leadership positions in marketing and strategy, most recently serving as the Senior Vice President, Mobile TV Solutions Business from 2007 to 2008. Since May 2010, Mr. Rau has also served as a director of Microtune, Inc., a designer of advanced radio frequency electronics.

About SeaChange
     SeaChange International is a leading provider of software applications, services and integrated solutions for video-on-demand (VOD), digital advertising, and content acquisition monetization and management. Its powerful open VOD and advertising software and scalable hardware enable cable and telco operators, as well as broadcasters, to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy Award-winning and patented technology, thousands of SeaChange deployments are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. Headquartered in Acton, Massachusetts, SeaChange has product development, support and sales offices around the world. Visit www.schange.com.

About Ramius LLC
     Ramius LLC is an investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Luxembourg, Tokyo, Hong Kong and Munich.

Safe Harbor Provision

Statements in this release may contain certain forward-looking statements. All statements included in this release concerning activities, events or developments that SeaChange expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by SeaChange from time to time with the Securities and Exchange Commission, including but not limited to, those appearing at Item 1A under the caption “Risk Factors” in SeaChange’s Annual Report on Form 10-K filed with the Commission on April 9, 2010. Any forward-looking statements should be considered in light of those factors. SeaChange cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. SeaChange disclaims any obligation to publicly update or revise any such statements to reflect any change in SeaChange’s expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

SeaChange will file a proxy statement in connection with its 2010 Annual Meeting of Shareholders. Shareholders are strongly advised to read the proxy statement when it becomes available because it contains important information. Investors will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at www.sec.gov. Copies of the proxy statement and any amendments and supplements will also be available for free at the Company’s website at www.schange.com or by writing to SeaChange, 50 Nagog Park, Acton, MA 01720, Attention: Investor Relations. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of the Company’s shareholders will be available on a Schedule 14A filed with the SEC.